EXHIBIT 10.2

ChatChing, Inc.

Investment Letter

This Investment Letter, dated as of October 15, 2013, is by and between ChatChing, Inc., a Florida corporation (the "Company") and Michael Lamont (the "Investor").

A. Investment.

1.	Investor hereby represents and warrants to, and covenants with, the Company that, as of the date hereof, the Investor:

(i) agrees to, and does hereby, acquire 9,777,777 shares of common stock, no par value, of the Company (the "Stock") at a price per share of $.00000125 for the aggregate consideration of $12.22 (the "Purchase Price").

(ii) agrees to loan the Company $35,000 on the terms and conditions of the promissory note made by the Company in favor of the Investor (the "Note" and together with the Stock, the "Securities") attached hereto as Exhibit A.

(iii) represents that the Securities are being acquired for his own account and for investment and not with a view to the public resale or distribution thereof and the Investor will not sell, transfer or otherwise dispose of the Securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and

(iv) represents that he is aware that the Securities are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Act.

2.
The Investor further acknowledges that he has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the terms and conditions pursuant to which the Securities are being offered. The undersigned acknowledges that he has been afforded an opportunity to examine such documents and other information which he has requested for the purpose of verifying the information set forth in the documents referred to above.

3.
The Investor further acknowledges that he is fully aware of the applicable limitations on the resale of the Securities. These restrictions are substantially set forth in Rule 144. The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of Securities, in limited amounts, in accordance with the terms and conditions of that Rule.

4.	The Company represents and warrants to Investor that upon the Company's receipt of the Purchase Price, the Stock Investor is acquiring therefore shall be validly issued, fully paid and nonassessable.

B. Accredited Investor.

The Investor shall check the appropriate line below in order that the Company may determine if the Investor is an Accredited Investor.

For Individuals only:

(i)	The Investor is an individual who either (1) has a net worth or, together with his spouse, a joint net worth (i.e., in total assets in excess of total liabilities) in excess of $1,000,000 __________

IMPORTANT NOTE: VALUE OF HOME EXCLUDED AS ASSET; HOME MORTGAGE UP TO FAIR VALUE OF HOME EXCLUDED AS LIABILITY.

Section 413(a) of the Dodd-Frank Act does not define the term "value," nor does it address the treatment of mortgage and other indebtedness secured by the residence for purposes of the net worth calculation. As required by Section 413(a) of the Dodd-Frank Act, the Commission will issue amendments to its rules to conform them to the adjustment to the accredited investor net worth standard made by the Act. However, Section 413(a) provides that the adjustment is effective upon enactment of the Act. When determining net worth for purposes of Securities Act Rules 215 and 501(a)(5), the value of the person’s primary residence must be excluded. Pending implementation of the changes to the Commission’s rules required by the Act, the related amount of indebtedness secured by the primary residence up to its fair market value may also be excluded. Indebtedness secured by the residence in excess of the value of the home should be considered a liability and deducted from the investor’s net worth.

(ii)
The Investor is an individual who has had in each of the two most recent years, and reasonably expects to have during the current year an individual income in excess of $200,000, or a joint income with spouse in excess of $300,000. __________

NOTE: For purposes of determining (i) above, an individual may no longer include the equity in such individual's home in calculating his or her net worth for the purpose of the definition of Accredited Investor. The Investor shall initial after this sentence to confirm that he has not included the value of the equity in his home in calculating his net worth if the Investor has checked (i) above. INITIALS: ________

NOTE: For purposes of determining (ii) above, a person's income is the amount of his individual adjusted gross income (as reported on a federal income tax return) increased by the following amounts: (1) any deduction for a portion of long term capital gains (Code Section 1202); (2) any deduction for depletion (Section 611 et seq. of the Code); (3) any exclusion for interest on tax-exempt municipal obligations (Section 103 of the Code); and (4) any losses of a partnership allocated to the individual limited partner (as reported on Schedule E of Form 1040).

C. Board Representation.

1.
The Company hereby confirms and agrees that, immediately following the acquisition of the Securities, you shall be entitled to, at your election from time to time, a seat on the Company's board of directors and the Company shall take all such actions as are necessary or prudent to obtain for you such seat as you shall from time to time elect, including the arrangement of all required meetings or consents of the shareholders of the Company.

2.
The Company hereby further agrees, in addition to any right you may have under the Company's bylaws or charter, to indemnify you to the fullest extent of applicable law, including the advancement of expenses from time to time to the maximum extent permitted by applicable law, in connection with your service from time to time as a member of the Company's board of directors whether or not at the time of any claim or other action you are currently a director of the Company. Nothing herein however shall require the Company to purchase D & O insurance unless such insurance is purchased for all members of the Board.

D. Preemptive Rights.

1.
The Company shall not offer or sell any New Securities of the Company unless in connection with such offer or sale, the Company shall offer Investor the right to participate to the extent necessary to allow Investor to retain a pro rata proportion of the Stock of the Company of no less than 12.50% of the issued and outstanding stock of the Company. So long as the issuance of New Securities does not reduce Investor’s interest below such percentage, this provision shall not be applicable. Any attempt to offer or sell any New Securities, or any rights therein, in violation of the preceding sentence shall be null and void ab initio.

2.
As used herein, the term "New Securities" means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

 [signature page follows]

SIGNATURE

Name of Subscriber -Please Print:

_____________________________

Name of Subscriber -Please Sign:

_____________________________

Subscriber's Address:

_____________________________

_____________________________

Subscriber’s E-Mail Address: __________________________

Subscriber’s Telephone Number: ________________________

A check in the amount of $12.22 is enclosed.

Check made payable to: Chatching, Inc.

Agreed And Accepted:

ChatChing, Inc.

___________________________
Steven L. Pfirman, President

Exhibit A

Note
See attached.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

Note Issue Date ("Issuance Date")……………….……………………….	October 11, 2013
Maturity Date…………..……………………………..	December 31, 2015
Name of Note Holder…………………………………..	Michael Gary Lamont 415 Greenwich Street Apt 1A New York New York 10013
Principal Balance………………………………….	$35,000
Interest Rate………………………………….	0.25% Per Annum

For value received, ChatChing, Inc., a Florida corporation (the "Maker"), hereby promises to pay to the order of the "Holder" identified above, (together with his successors, representatives, and permitted assigns, the "Holder"), in accordance with the terms hereinafter provided, the principal amount set forth above, together with interest that has accrued thereon, as set forth in this Note.

All payments under or pursuant to this Note shall be made in United States Dollars by wire transfer of immediately available funds to an account designated in writing by the Holder or by such other manner as the Holder may designate from time to time in writing to the Maker. The outstanding principal balance of this Note shall be due and payable on the "Maturity Date" set forth above or at such earlier time as provided herein, unless prepaid prior to the Maturity Date, as described in Section 1.3 below.

ARTICLE I

Section 1.1 Investment Letter. This Note has been executed and delivered pursuant to an Investment Letter dated as of October 11, 2013.

Section 1.2 Interest. Simple interest shall begin to accrue on the date of this Note and shall continue to accrue on the outstanding principal under this Note (the "Principal Balance") at the Applicable Rate (as defined below) until the Principal Balance plus all then accrued but unpaid interest and all other amounts then accrued but unpaid under this Note (the "Balance") is paid and shall be computed based on the actual number of days elapsed on a year of 365 days (including the date this Note is issued and the date it is repaid). For purposes hereof, "Applicable Rate" means one quarter percent (.25%) per annum, the applicable federal rate for transactions of this type as of the date hereof.

Section 1.3 Payment of Principal; Prepayment. The Balance under this Note is due and payable on the Maturity Date. The Principal Balance may be prepaid at any time and from time to time by the Maker without premium or penalty provided such prepayment is accompanied by the payment of all accrued but unpaid interest on the Principal Balance so prepaid.

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

(a) the Maker shall fail to pay in full the Balance on the Maturity Date;

(b) the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(c) a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note, in addition to all of the rights, powers and remedies available at law or in equity for the enforcement of the Holder's rights under this Note, may at any time declare the entire unpaid Balance of this Note immediately due and payable.

ARTICLE III

MISCELLANEOUS

Section 3.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon hand delivery, e-mail, telecopy or facsimile at the address or number provided the other party.

Section 3.2 Governing Law. This Note shall be governed by and construed under the internal laws of the State of New York without reference to principles of conflict of laws or choice of laws that would result in application of laws of any other jurisdiction. The Maker hereby submits to the jurisdiction of the state and federal courts in New York County, New York for the purposes of any suit, action or other proceeding arising out of this Note or any transaction contemplated hereby.

Section 3.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 3.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees, expenses and court costs.

Section 3.6 Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 3.7 Amendments. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 3.8 Usury Savings Clause. Any provision herein or in any other agreement or commitment between the Maker and the Holder, whether written or oral, expressed or implied, to the contrary notwithstanding, the Holder shall never be entitled to charge, receive, or collect, nor shall amounts received hereunder be credited as interest so that the Holder shall be paid, a sum greater than interest at the maximum nonusurious interest rate, if any, that at any time may be contracted for, charged, received, or collected on the indebtedness evidenced by this Note under applicable law (the "Maximum Rate"). It is the intention of the parties that this Note, and all other instruments executed or delivered in connection herewith, shall comply with applicable law. If the Holder ever contracts for, charges, receives, or collects, anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of this Note, delay in advancing proceeds of this Note; or other event, should cause such interest to exceed interest at the Maximum Rate, any such excess amount shall be applied to the reduction of the unpaid principal balance of this Note or any other indebtedness owed to the Holder by the Maker, and if this Note and such other indebtedness is paid in full, any remaining excess shall be paid to the Maker. In determining whether or not the interest hereon exceeds interest at the Maximum Rate, the total amount of interest shall be spread throughout the entire term of this Note until its payment in full in a manner which will cause the interest rate on this Note not to exceed the Maximum Rate.

EXECUTED on the day and year first written above.

Borrower: ChatChing, Inc.

___________________________
Steven L. Pfirman, President

STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of October 15, 2013, by and between Michael Lamont (“Optionee”) and ChatChing Inc. (“Grantor”). This agreement replaces Stock Option Agreement dated February 6, 2013.

RECITALS

WHEREAS, Grantor desires to grant to Optionee and Optionee desires to obtain an option (the “Option”) to acquire from Grantor 20,952,381 shares (the “Shares”) of Common Stock of the Grantor, if and only upon the Optionee loaning Grantor the sum of $75,000 (the “Loan”), all upon the terms and conditions set forth herein, and

WHEREAS, the parties hereto desire to document their understanding regarding the Option to purchase the Shares subject to the Loan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.           Grant of and Consideration for Option. Grantor hereby grants to Optionee the Option to acquire the Shares from Grantor at a price of $.00000125 for aggregate consideration of $26.19 and in connection therewith execute an Investment Letter similar in form and substance to the attached investment letter.

2.           Exercise of Option and Option Price of Shares. The Option can only be exercised upon the Optionee loaning the sum of $75,000 with simple interest of .25% per annum, all principal and interest due December 31, 2016 and in connection therewith receive the promissory note of Grantor similar in form and substance to the attached Promissory Note.

All payments and loan proceeds must be made by cash or check to the Grantor, or as otherwise agreed between Grantor and Optionee.

The option shall expire 10 days after the first date the Grantor’s website enrolls 20,000 consulting members.

3.           Method of Exercise. The Option shall be exercisable by a written notice signed by an authorized representative of Optionee.

4.           No Assignability of Option. The Option may not be assigned by Optionee.

5.           Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth herein shall be continuous and shall survive the termination of this Agreement or any part thereof.

6.           Miscellaneous.

a.           Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes in all respects all written or oral understandings and agreements heretofore existing between the parties hereto.

b.           Counterparts. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

c.           Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process with regard hereto shall be in writing and shall be deemed to have been duly given, when delivered by hand or three (3) days after deposited into the United States mail, by registered or certified mail, return receipt requested, postage prepaid.

d.           Additional Documents. At any time and from time, the parties hereto shall execute such documents as are necessary to effect this Agreement.

e.           Governing Law. This Agreement has been negotiated and prepared and shall be performed in the State of New York, and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

OPTIONEE:

________________________________
Michael Lamont

GRANTOR:

ChatChing, Inc.

________________________________
Steven L. Pfirman, President

STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of October 15, 2013, by and between Michael Lamont (“Optionee”) and ChatChing Inc. (“Grantor”).

RECITALS

WHEREAS, Grantor desires to grant to Optionee and Optionee desires to obtain an option (the “Option”) to acquire from Grantor 14,000,000 shares (the “Shares”) of Common Stock of the Grantor, for the sum of $35,000 (the “Investment”), all upon the terms and conditions set forth herein, and

WHEREAS, the parties hereto desire to document their understanding regarding the Option to purchase the Shares.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.           Grant of and Consideration for Option. Grantor hereby grants to Optionee the Option to acquire the Shares from Grantor at a price of $.00000125 for aggregate consideration of $17.50 and in connection therewith execute an Investment Letter similar in form and substance to the attached investment letter.

2.           Exercise of Option and Option Price of Shares. The Option can only be exercised upon the Optionee loaning the sum of $35,000 with simple interest of .25% per annum, all principal and interest due December 31, 2016 and in connection therewith receive the promissory note of Grantor similar in form and substance to the attached Promissory Note.

All payments must be made by cash or check to the Grantor, or as otherwise agreed between Grantor and Optionee.

The option shall expire 10 days after the first date the Grantor’s website enlists 1,000,000 member profiles.

3.           Method of Exercise. The Option shall be exercisable by a written notice signed by an authorized representative of Optionee.

4.           No Assignability of Option. The Option may not be assigned by Optionee.

5.           Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth herein shall be continuous and shall survive the termination of this Agreement or any part thereof.

6.           Miscellaneous.

a.           Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes in all respects all written or oral understandings and agreements heretofore existing between the parties hereto.

b.           Counterparts. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

c.           Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process with regard hereto shall be in writing and shall be deemed to have been duly given, when delivered by hand or three (3) days after deposited into the United States mail, by registered or certified mail, return receipt requested, postage prepaid.

d.           Additional Documents. At any time and from time, the parties hereto shall execute such documents as are necessary to effect this Agreement.

e.           Governing Law. This Agreement has been negotiated and prepared and shall be performed in the State of New York, and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

OPTIONEE:

________________________________
Michael Lamont

GRANTOR:

ChatChing, Inc.

_______________________________
Steven L. Pfirman, President